POWER OF ATTORNEY


          We, the undersigned officers and members of the board of managers of American Fidelity Dual Strategy Fund, Inc. (herein-after, the "Fund"), hereby severally constitute John W. Rex and Daniel D. Adams, Jr., and each of them, severally, our true and lawful attorneys-in-fact with full power to act without the other and with full power of substitution and resubstitution to sign, execute and file with the Securities and Exchange Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this Registration Statement on Form N-1A, including any and all amendments (including post-effective amendments) to this Registration Statement on Form N-1A, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

          DATED this 1st day of July, 1998.



JOHN W. REX
John W. Rex, Chairman of the
Board, President and Treasurer


DANIEL D. ADAMS, JR.
Daniel D. Adams, Jr., Director and Secretary


JEAN G. GUMERSON
Jean G. Gumerson, Director


EDWARD C. JOULLIAN, III
Edward C. Joullian, III,
Director


GREGORY M. LOVE
Gregory M. Love, Director


J. DEAN ROBERTSON
J. Dean Robertson, Director


G. RAINEY WILLIAMS, JR.
G. Rainey Williams, Jr.,
Director